UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2006

Date of Report (Date of earliest event reported)

RemedyTemp, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation or organization)

0-5260

95-2890471

(Commission File Number)	(IRS Employer Identification No.)

101 Enterprise

Aliso Viejo, California 92656

(Address of principal executive offices, including zip code)

949-425-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

RemedyTemp, Inc. (“Remedy” or the “Company”) has entered into an Agreement and Plan of Merger, dated as of May 10, 2006 (the “Merger Agreement”), by and among the Company, Koosharem Corporation, a California corporation (“Parent”), and RT Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent is the holding company of Select Personnel Services, Inc., a California corporation based in Santa Barbara, California. The Company’s board of directors has unanimously approved the adoption of the Merger Agreement and the Merger and has recommended that the Company’s shareholders approve and adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger:  (1) each issued and outstanding share of the Class A common stock and Class B common stock of the Company (collectively, the “Shares”), other than Shares owned by the Company, Parent, Merger Sub or any wholly owned subsidiary of the Company, Parent or Merger Sub, or by any shareholders who are entitled to and who properly exercise dissenters’ rights under California law, will be cancelled and converted into the right to receive $17.00 (the “Merger Consideration”); and (2) each Company stock option, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to (i) the excess, if any, of the Merger Consideration over the per Share exercise or purchase price of such Company stock option, times (ii) the number of Shares underlying the Company stock option.

The Company, on the one hand, and Parent and Merger Sub, on the other hand, have made customary representations, warranties, covenants and agreements in the Merger Agreement.

Parent and Merger Sub have represented that they have received and delivered to the Company a true and correct copy of a commitment letter from Goldman Sachs Credit Partners L.P. and Bank of the West pursuant to which those entities have committed, subject to certain customary terms and conditions, to provide financing in an aggregate amount sufficient to pay the aggregate Merger Consideration, all amounts payable in respect of Company stock options, and all related fees and expenses. Parent and Merger Sub have agreed to use commercially reasonable efforts to arrange the financing on the terms in the financing commitment letter and satisfy all of the financing conditions contained in such letters in a timely manner.

The Company has agreed not to solicit, initiate or encourage proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning alternative business combination transactions. The Company may in certain circumstances terminate the Merger Agreement, if its board of directors determines in good faith that it has received an unsolicited bona fide “superior proposal,” as defined in the Merger Agreement. In connection with such termination, the Company must pay a fee of $5.6 million to Parent. Either the Company or Parent may also terminate the Merger Agreement in certain other specified circumstances.

Consummation of the Merger is subject to various customary conditions, including, among others, the requisite approval by the Company’s shareholders, the lack of any legal impediment to the Merger, the receipt by the parties of required regulatory approvals, and the receipt by Parent and Merger Sub of financing pursuant to and on the terms contemplated by the above-described commitment letter or otherwise on terms that Parent reasonably determines in good faith to be at least substantially comparable to those of the commitment letter.

The Merger Agreement provides that the closing of the transaction will be on the first business day after the satisfaction or waiver of all of the conditions precedent thereto, or at such other time as the parties may agree in writing. Upon consummation of the Merger, the Company’s common stock would be delisted from The NASDAQ Stock Market and deregistered under Section 12 of the Securities Exchange Act of 1934.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto, and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the

Merger Agreement. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreements

In connection with the Merger Agreement, certain shareholders of the Company controlling voting power over approximately 24% of the Shares have entered into voting agreements with Parent and Merger Sub (the “Voting Agreements”) pursuant to which those shareholders have agreed to vote in favor of the transactions contemplated by the Merger Agreement and not to transfer their shares except under certain circumstances. The Voting Agreements will terminate upon any termination of the Merger Agreement.

The foregoing description of the Voting Agreements is not complete and is qualified in its entirety by reference to the Form of Voting Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Confidentiality and Non-Solicitation Agreement

On May 10, 2006, in connection with executing the Merger Agreement, the Company entered into a Confidentiality and Non-Solicitation Agreement (the “Confidentiality Agreement”) with Greg D. Palmer, the Company’s President and Chief Executive Officer. Pursuant to the Confidentiality Agreement, effective as of consummation of the Merger, Mr. Palmer agreed to various restrictions on disclosure of the Company’s trade secrets and confidential information and solicitation of the Company’s employees and customers. In consideration of these covenants, provided Mr. Palmer is not in breach of his obligations under the Agreement, he will be entitled to receive a lump-sum payment of $400,000 at the closing of the Merger and the aggregate sum of $600,000 in equal monthly installments over the twelve-month period beginning on the one-month anniversary of the effectivenes of the Confidentiality Agreement.

The foregoing description of the Confidentiality Agreement is not complete and is qualified in its entirety by reference to the Confidentiality Agreement, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Rights Agreement Amendment

See Item 3.03 below for a description of the amendment to the Company’s Rights Agreement.

Item 3.03. Material Modification to Rights of Security Holders

On May 10, 2006, prior to executing the Merger Agreement, the Company and American Stock Transfer & Trust Company, as the Rights Agent, entered into an amendment (the “Amendment”) to the Rights Agreement dated as of July 10, 1996. The Amendment provides that:  (i) none of Parent, Merger Sub, nor any of their affiliates or associates will be deemed for purposes of the Rights Agreement an Acquiring Person (as defined) and (ii) neither a Stock Acquisition Date nor a Distribution Date (each as defined) will be deemed to occur, and the Rights, as defined in the recitals to the Rights Agreement, will not separate from the common stock of the Company, in each case as a result of the execution, delivery or performance of the Merger Agreement, or the consummation of the transactions contemplated by the Merger Agreement. In addition, the Amendment provides that the Rights Agreement will terminate immediately before, and contingent upon, the effective time of the Merger.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

RemedyTemp has agreed to file a proxy statement in connection with the Merger. The proxy statement will be mailed to the shareholders of the Company. RemedyTemp’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Merger and RemedyTemp.

Shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company, when they are available, through the web site maintained by the SEC at www.sec.gov.

In addition, shareholders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations, RemedyTemp, Inc., 101 Enterprise, Aliso Viejo, California 92656, telephone (949) 425-7600, or by going to RemedyTemp’s Investor Relations page on its corporate website at www.remedytemp.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement filed with the SEC in connection with the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of RemedyTemp and its executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Item 8.01. Other Events

On May 11, 2006, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of May 10, 2006, by and among RemedyTemp, Inc., Koosharem Corporation and RT Acquisition Corp.

4.1	Amendment to Rights Agreement, dated as of May 10, 2006, between RemedyTemp, Inc. and American Stock Transfer & Trust Company.

10.1	Form of Voting Agreement.

10.2	Confidentiality and Non-Solicitation Agreement, dated as of May 10, 2006, by and between RemedyTemp, Inc. and Greg Palmer.

99.1	Press Release dated May 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDYTEMP, INC.

Date:	May 11, 2006	By:	/s/ Greg D. Palmer
Greg D. Palmer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of May 10, 2006, by and among RemedyTemp, Inc., Koosharem Corporation and RT Acquisition Corp.

4.1	Amendment to Rights Agreement, dated as of May 10, 2006, between RemedyTemp, Inc. and American Stock Transfer & Trust Company.

10.1	Form of Voting Agreement.

10.2	Confidentiality and Non-Solicitation Agreement, dated as of May 10, 2006, by and between RemedyTemp, Inc. and Greg Palmer.

99.1	Press Release dated May 11, 2006.